                                                                     Exhibit 4.3

    UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC") TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER REPRESENTATIVE OF DTC AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

    TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 306 AND 307 OF THE INDENTURE.

                               E&S HOLDINGS CORPORATION

                 10-3/8% Series B Senior Subordinated Note due 2006
                                                                 CUSIP No. _____
No. __________                                                         $________

         E&S HOLDINGS CORPORATION, a Delaware corporation (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to ____________________ or registered assigns, the principal sum of
____________________ Dollars on October 1, 2006, at the office or agency of the Company referred to below, and to pay interest thereon on April 1, 1997 and semi-annually thereafter, on April 1 and October 1 in each year, from September 30, 1996, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate of 10-3/8% per annum, until the principal hereof is paid or duly provided for, and (to the extent lawful) to pay on demand interest on any overdue interest at the rate borne by the Notes from the date on which such overdue interest becomes payable to the date payment of such interest has been made or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the March 15 or September 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and such defaulted interest, and (to the extent lawful) interest on such defaulted interest at the rate borne by the Notes, may be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

         Payment of the principal of (and premium, if any, on) and interest on this Note will be made at the office or agency of the Company maintained for that purpose in The City of New York, or at such other office or agency of the Company as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; PROVIDED, HOWEVER, that payment of interest may be made at the option of the Company (i) by check mailed to the address of the Person entitled thereto as such address shall appear on the Note Register or
(ii) by wire transfer to an account maintained by the payee located in the United States.

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been duly executed by the Trustee or the Authenticating Agent referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:                            E&S HOLDINGS CORPORATION


                                  By
                                       Name:
                                       Title:
Attest:                                     [SEAL]

_________________________
Authorized Officer

                       TRUSTEE'S CERTIFICATE OF AUTHENTICATION.



Dated:  ______________________

         This is one of the Notes referred to in the within-mentioned
Indenture.

                                  MARINE MIDLAND BANK,
                                  as Trustee


                                  By ___________________________
                                     Authorized Signatory

                                  [Reverse of Note]


         This Note is one of a duly authorized issue of securities of the Company designated as its 103/8% Series B Senior Subordinated Notes due 2006 (the "Notes"), limited (except as otherwise PROVIDED in the Indenture referred to below) in aggregate principal amount to $200,000,000, which may be issued under an indenture (the "Indenture") dated as of September 30, 1996 between the Company and Marine Midland Bank, as trustee (the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered.

         The indebtedness evidenced by the Notes is, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness as defined in the Indenture, and this Note is issued subject to such provisions. Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee his attorney-in-fact for such purpose.

         On or before each payment date, the Company shall deliver or cause to be delivered to the Trustee or the Paying Agent an amount in dollars sufficient to pay the amount due on such payment date.

         The Notes are subject to redemption upon not less than 30 nor more than 60 days', written notice, at any time on and after October 1, 2001, as a whole or in part, at the election of the Company, at a Redemption Price equal to the percentage of the principal amount set forth below, plus, in each case, accrued and unpaid interest, if any, to the applicable Redemption Date, if redeemed during the twelve month period beginning October 1, of the years indicated below:

                                                 Redemption
    Year                                         Price
    ----                                         ----------

    2001 . . . . . . . . . . . . . . . . . . .   105.187%
    2002 . . . . . . . . . . . . . . . . . . .   103.458%
    2003 . . . . . . . . . . . . . . . . . . .   101.729%
    2004 and thereafter. . . . . . . . . . . .   100.000%

         In addition, at any time or from time to time, on or prior to October 1, 1999, the Company may, at its option, redeem up to 40% of the aggregate principal amount of Notes originally issued under the Indenture on the Issuance Date at a Redemption

Price equal to 110% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Redemption Date, with the net proceeds of one or more Equity Offerings; PROVIDED that at least $120 million aggregate principal amount of Notes remains outstanding immediately after the occurrence of such redemption; and PROVIDED FURTHER that such redemption shall occur within 60 days of the date of the closing of any such Equity Offering.

         If less than all the Notes are to be redeemed pursuant to the preceding two paragraphs, the Trustee shall select the Notes or portions thereof to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Notes being redeemed are listed, or if the Notes are not so listed, on a pro rata basis, by lot or by such other method the Trustee shall deem fair and appropriate; PROVIDED that no such partial redemption shall reduce the portion of the principal amount of a Note not redeemed to less than $1,000.

         In the case of any redemption of Notes, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Notes, or one or more Predecessor Notes, of record at the close of business on the relevant Regular Record Date or Special Record Date, as the case may be, referred to on the face hereof. Notes (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date.

         In the event of redemption or repurchase of this Note in part only, a new Note or Notes for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

         Upon the occurrence of a Change of Control, the Company will be required to make an offer to purchase on the Change of Control Payment Date all outstanding Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of purchase, in accordance with the Indenture. Holders of Notes that are subject to an offer to purchase will receive a Change of Control Offer from the Company prior to any related Change of Control Payment Date.

         Under certain circumstances, in the event the Net Proceeds received by the Company from an Asset Sale, which proceeds are not used (i) to permanently reduce Obligations under the Senior Credit Facility (and to correspondingly reduce commitments with respect thereto) or other Senior Indebtedness or Pari Passu Indebtedness (PROVIDED that if the Company shall so reduce Obligations under Pari Passu Indebtedness, it will equally and ratably reduce Obligations under the Notes), (ii) to secure Letter of Credit/Bankers' Acceptance Obligations to the extent related letters of credit have not been drawn upon or returned undrawn or related bankers' acceptances have not matured, (iii) to make an investment in any one or more businesses, capital expenditures or acquisitions of other assets in each case, used or useful in a Similar Business and/or (iv) to make an investment in properties or assets that replace the properties and assets that are the subject of such Asset Sale, equal or exceeds a specified amount, the Company will be required to make an offer to all Holders to purchase the maximum principal amount of Notes, in an integral multiple of $1,000, that may be purchased out of such amount at a purchase price in cash equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase, in accordance with the Indenture. Holders of Notes that are subject to any offer to purchase will receive an Asset Sale Offer from the Company prior to any related Asset Sale Purchase Date.

         In the case of any redemption or repurchase of Notes, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Notes, or one or more Predecessor Notes, of record at the close of business on the relevant Regular Record Date or Special Record Date, as the case may be, referred to on the face hereof. Notes (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date.

         If an Event of Default shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Indenture contains provisions for defeasance at any time of
(a) the entire indebtedness of the Company on this Note and (b) certain restrictive covenants and the related Defaults and Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture and the Notes and the Guarantees, if any, at any time by the Company and the Trustee with the consent of the Holders of a specified percentage in aggregate principal amount of the Notes at the time Outstanding. Additionally, the Indenture permits that, without notice to or consent of any Holder, the Company, any Guarantor and the Trustee together may amend or supplement the Indenture, any Guarantee or this Note (i) to cure any ambiguity, defect or inconsistency, (ii) to provide for uncertificated Notes in addition to or in place of certificated Notes, (iii) to comply with the covenant relating to mergers, consolidations and sales of assets, (iv) to provide for the assumption of the Company's obligations to Holders of such Notes, (v) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, (vi) to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Company, (vii) to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, (viii) to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee pursuant to the requirements of
Section 610 thereof or (ix) to make any change that does not adversely affect the legal rights of any Holder. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture the Notes and the Guarantees, if any, and certain past Defaults under the Indenture and the Notes and the Guarantees, if any, and their consequences. Any such consent or waiver by or on behalf of the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any
Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, any Guarantor or any other obligor on the Notes (in the event such Guarantor or other obligor is obligated to make payments in respect of the Notes), which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, place, and rate, and in the coin or currency, herein prescribed, subject to the subordination provisions of the Indenture.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registerable on the Note Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for such purpose in The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made for any registration of transfer or exchange or redemption of Notes, but the Company may require payment of a sum sufficient to pay all documentary, stamp or similar issue or transfer taxes or other governmental charge payable in connection therewith.

         Prior to the time of due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

         THIS NOTE AND THE INDENTURE SHALL BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK EXCLUDING (TO THE GREATEST EXTENT PERMISSIBLE BY LAW) ANY RULE OF LAW THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

         Interest on this Note shall be computed on the basis of a 360-day year of twelve 30-day months.

         All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                FORM OF TRANSFER NOTICE


         FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

INSERT TAXPAYER IDENTIFICATION NO.

________________________________________________________________________________

________________________________________________________________________________
please print or typewrite name and address including zip code of assignee

________________________________________________________________________________
the within Note and all rights thereunder, hereby irrevocably constituting and appointing

________________________________________________________________________________
attorney to transfer said Note on the books of the Company with full power of substitution in the premises.



Date:  ____________________  __________________________________________________
                             NOTICE: The signature must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee:

                          OPTION OF HOLDER TO ELECT PURCHASE


         If you wish to have this Note purchased by the Company pursuant to
Section 1016 of the Indenture, check the Box:  [   ].

         If you wish to have a portion of this Note purchased by the Company pursuant to Section 1016 of the Indenture, state the amount (in original principal amount) below:


                    $_____________________.


Date:  ____________________________



Your Signature:  __________________

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:  _____________